Exhibit 16.1

Borgers & Cutler CPAs PLLC

Certified Public Accountants

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

November 13, 2013

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-7561

Re: Speedsport Branding, Inc.

SEC File No. 333-155318

On November 8, 2013 our appointment as auditor for Speedsport Branding, Inc. ceased. We have read Speedsport Branding, Inc.’s statements included under Item 4.01 of its Form 8-K dated November 13, 2013 and agree with such statements, insofar as they apply to us.

Very truly yours,

s/Borgers & Cutler CPAs PLLC